Exhibit 10.03

Amendment and Restatement of
Schedules to Amended and Restated Omnibus Agreement

October 1, 2015
An Amended and Restated Omnibus Agreement was executed as of July 1, 2014 (as the same may be amended, supplemented or modified from time to time, the “Omnibus Agreement”) by and among Valero Energy Corporation, Valero Energy Partners LP and the other parties thereto. Capitalized terms not otherwise defined in this document shall have the terms set forth in the Omnibus Agreement.
The Parties agree that, as of the date first written above, the Schedules to the Omnibus Agreement are hereby amended and restated in their entirety to be as attached hereto (the “Amended Schedules”). Pursuant to Section 8.12 of the Omnibus Agreement, such Amended Schedules shall replace the prior Schedules as of the date hereof and shall be incorporated by reference into the Omnibus Agreement for all purposes.
Each of Valero Partners Corpus East, LLC, Valero Partners Corpus West, LLC and Valero Partners CCTS, LLC hereby agree to be bound by all of the terms and provisions of the Omnibus Agreement with the same force and effect as if it were originally a Party to the Omnibus Agreement. For the avoidance of doubt, any terms or definitions used in the Omnibus Agreement which refer to a Party referenced in the schedules thereto shall include Valero Partners Corpus East, LLC, Valero Partners Corpus West, LLC and Valero Partners CCTS, LLC, as applicable, as set forth in the Amended Schedules. As amended hereby, the Omnibus Agreement is hereby ratified and affirmed and shall continue in full force and effect.
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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment and Restatement of Schedules to Amended and Restated Omnibus Agreement on, and effective as of, the date first written above.

VALERO ENERGY CORPORATION By: /s/ R. Lane Riggs Name: R. Lane Riggs Title: Executive Vice President - Refining Operations and Engineering	VALERO MARKETING AND SUPPLY COMPANY By: /s/ R. Lane Riggs Name: R. Lane Riggs Title: Executive Vice President
VALERO TERMINALING AND DISTRIBUTION COMPANY By: /s/ R. Lane Riggs Name: R. Lane Riggs Title: Executive Vice President	THE PREMCOR REFINING GROUP INC. By: /s/ R. Lane Riggs Name: R. Lane Riggs Title: Executive Vice President

THE PREMCOR PIPELINE CO. By: /s/ R. Lane Riggs Name: R. Lane Riggs Title: Executive Vice President	VALERO ENERGY PARTNERS LP By: Valero Energy Partners GP LLC, its general partner By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer
VALERO ENERGY PARTNERS GP LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer	VALERO PARTNERS OPERATING CO. LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer
VALERO PARTNERS EP, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer	VALERO PARTNERS LUCAS, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer

VALERO PARTNERS MEMPHIS, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer	VALERO PARTNERS NORTH TEXAS, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer

Signature Page to Amendment and Restatement of Schedules

VALERO PARTNERS SOUTH TEXAS, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer	VALERO PARTNERS WYNNEWOOD, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer

VALERO PARTNERS LOUISIANA, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer	VALERO PARTNERS HOUSTON, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer

VALERO PARTNERS CORPUS EAST, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer	VALERO PARTNERS CORPUS WEST, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer

VALERO PARTNERS CCTS, LLC By: /s/ Richard F. Lashway Name: Richard F. Lashway Title: President and Chief Operating Officer

Signature Page to Amendment and Restatement of Schedules

Schedule A
Environmental Matters
Notwithstanding any other provision in this Agreement or in any other Transaction Agreement to the contrary, and subject to the conditions set forth below:

1.	For purposes of this Schedule, the following terms shall have the meanings set forth below:
“API 653” means American Petroleum Institute (API) Standard 653 for Aboveground Storage Tanks.

“Corpus East Lease” means the Lease and Access Agreement (Corpus East Terminal) dated October 1, 2015, by and between Valero Refining–Texas, L.P., as Lessor, and Valero Partners Corpus East, LLC, as Lessee, in connection with the land on which the Corpus East Terminal Assets are located as more particularly described therein.

“Corpus East Tanks” means the crude oil, intermediates and refined product storage tanks which are included in the Corpus East Terminal Assets.

“Corpus West Lease” means the Lease and Access Agreement (Corpus West Terminal) dated October 1, 2015, by and between Valero Refining–Texas, L.P., as Lessor, and Valero Partners Corpus West, LLC, as Lessee, in connection with the land on which the Corpus West Terminal Assets are located as more particularly described therein.

“Corpus West Tanks” means the crude oil, intermediates and refined product storage tanks which are included in the Corpus West Terminal Assets.

“Houston Lease” means the Lease and Access Agreement (Houston Terminal) dated March 1, 2015, by and between Valero Refining–Texas, L.P., as Lessor, and Valero Partners Houston, LLC, as Lessee, in connection with the land on which the Houston Terminal Assets are located as more particularly described therein.

“Houston Tanks” means the crude oil, intermediates and refined product storage tanks which are included in the Houston Terminal Assets.

“St. Charles Lease” means the Lease and Access Agreement (St. Charles Terminal) dated March 1, 2015 by and between Valero Refining–New Orleans, L.L.C., as Lessor, and Valero Partners Louisiana, LLC, as Lessee, in connection with the land on which the St. Charles Terminal Assets are located as more particularly described therein.

“St. Charles Tanks” means the crude oil, intermediates and refined product storage tanks which are included in the Houston Terminal Assets.

Schedule A – Page 1

2.	As it relates to the Lucas Terminal and the West Memphis Terminal:

(a)
Valero shall indemnify the Partnership Group for the remediation of, other corrective actions required with respect to, and other Losses (if any) arising out of any Hazardous Substances on, under, about or migrating from the Lucas Terminal or the West Memphis Terminal prior to December 16, 2013 (collectively, “Existing Contamination Liabilities”) with respect to which Valero, prior to December 16, 2013 (i) received indemnification from a third party pursuant to a written agreement (an “Indemnification Agreement”) or (ii) placed a third party on notice that Valero believes such third party is legally liable (whether such liability arises by contract, statute, common law or otherwise); provided that such indemnification of the Partnership by Valero shall apply only if and to the extent that Valero is actually able to secure payment or performance by the third party with respect to the Existing Contamination Liabilities; and

(b)
As between Valero and the Partnership Group, Valero shall retain responsibility for Existing Contamination Liabilities to the extent, and only to the extent that Valero is actually able to secure payment or performance by a third party with respect to the Existing Contamination Liabilities as provided in paragraph (a) above.

(c)
The obligations of Valero under paragraphs (a) and (b) above are subject to the satisfaction of each of the following conditions, the failure of any one or more of which shall excuse Valero from its obligations, to the extent it is prejudiced thereby:

(i)
The Partnership Group shall fully cooperate with Valero and its designees in facilitating any remediation or other corrective action activities at the Lucas Terminal or West Memphis Terminal, as applicable, and in seeking to recover from third parties for any Existing Contamination Liabilities;

(ii)
The Partnership Group shall comply with all applicable requirements of any Indemnification Agreement that requires the cooperation or involvement of the owner of the Lucas Terminal or the West Memphis Terminal, as applicable, including any notifications or filings that must be made by the owner of the Lucas Terminal or the West Memphis Terminal, as applicable; provided that the Partnership Group has been made aware of the relevant requirements in such Indemnification Agreement; and

(iii)
No member of the Partnership Group shall take any actions or omit to act in any manner that would (A) violate or cause a violation of any of Valero’s obligations, or a waiver or release of any third party’s obligations, under any Indemnification Agreement or (B) otherwise relieve a third party of any of its legal obligations; in each case provided that the Partnership Group has been made aware of the relevant obligations.

Schedule A – Page 2

3.	As it relates to the Houston Terminal Assets and St. Charles Terminal Assets:

(a)	For the following Houston Tanks and St. Charles Tanks (the “Houston/St. Charles Scheduled A Tanks”):

St. Charles Tanks: T-78, T-55-5, T-55-6, T-425-2, T-425-3, T-425-4, T-150-4, T-150-5, T-150-8, T-130-1, T-150-17, T-55-1, T-130-8, T-150-7, T-325-1, T-425-1, T-625-1, T-130-2, T-130-5

Houston Tanks: 506 and either T-3 or T-5, at the Partnership Group’s election.

Valero and its Subsidiaries, Valero Refining–New Orleans, L.L.C. (“VRNO”), with respect to the St. Charles Tanks that are Scheduled A Tanks, and Valero Refining–Texas, L.P. (“VRT”), with respect to the Houston Tanks that are Houston/St. Charles Scheduled A Tanks, acknowledge and agree that there currently exist obligations to complete the removal from service, cleaning, waste disposal, initial inspection and repairs to have the Scheduled A Tanks ready for final API 653 inspection and fitness for duty. Partnership Group shall control the completion of, and cooperate with VRNO and VRT on the logistics for completing these obligations and shall undertake the final inspection and return the Houston/St. Charles Scheduled A Tanks to service. Until completion of these obligations, Valero shall retain any environmental liability that arises from the pre-API 653 inspection conditions of the Houston/St. Charles Schedule A Tanks and shall indemnify, defend and hold harmless each Group Member from Losses related to such retained environmental liability and any costs and expenses incurred by the Partnership Group in connection with the removal from service, cleaning, waste disposal, initial inspection and repairs to have the Houston/St. Charles Scheduled A Tanks ready for final API 653 inspection and fitness for duty. Without limitation to the other indemnification provisions of Section 2.1 of the Agreement, following the final API 653 inspection and written determination of fitness of duty, Partnership Group shall assume any environmental liabilities related to the Houston/St. Charles Scheduled A Tanks arising thereafter.

(b)	For the following St. Charles Tanks (the “St. Charles Scheduled B Tanks”):
T-80-1, T-77, T-150-22, T-150-24

Valero, (i) by and through VRNO with respect to the St. Charles Tanks that are St. Charles Scheduled B Tanks, represents and warrants that the St. Charles Scheduled B Tanks completed inspection on the date noted in the relevant inspection documentation and that the St. Charles Schedule B Tanks are in good working order and (ii) agrees to indemnify, defend and hold harmless each Group Member from any Losses that arise from a breach of such representation and warranty. Valero’s representations and

Schedule A – Page 3

warranties set forth in this Section 3(b) shall expire when the St. Charles Scheduled B Tanks are pulled from service for inspection, or the Identification Deadline, whichever comes first.

4.	As it relates to the Corpus East Terminal Assets and the Corpus West Terminal Assets:

(a)	For the following Corpus East Tanks and Corpus West Tanks (the “Corpus Christi Scheduled A Tanks”):
Corpus East Tanks: 177TK52, 177TK097, 177TK352, 177TK70, 177TK351, 177TK370 and 177TK098

Corpus West Tanks: 70TK108, 70TK150 and 70TK105

Valero and VRT acknowledge and agree that there currently exist obligations to complete the removal from service, cleaning, waste disposal, initial inspection and repairs to have the Corpus Christi Scheduled A Tanks ready for final API 653 inspection and fitness for duty. The Partnership Group shall control the completion of, and cooperate with VRT on the logistics for completing these obligations and shall undertake the final inspection and return the Corpus Christi Scheduled A Tanks to service. Until completion of these obligations, Valero shall retain any environmental liability that arises from the pre-API 653 inspection conditions of the Corpus Christi Schedule A Tanks and shall indemnify, defend and hold harmless each Group Member from Losses related to such retained environmental liability and any costs and expenses incurred by the Partnership Group in connection with the removal from service, cleaning, waste disposal, initial inspection and repairs to have the Corpus Christi Scheduled A Tanks ready for final API 653 inspection and fitness for duty. Without limitation to the other indemnification provisions of Section 2.1 of the Agreement, following the final API 653 inspection and written determination of fitness of duty, Partnership Group shall assume any environmental liabilities related to the Corpus Christi Scheduled A Tanks arising thereafter. In the event that (i) it is discovered that a Corpus East Tank or Corpus West Tank not listed above as part of the Corpus Christi Scheduled A Tanks was due or overdue for a timely API 653 inspection on the Closing Date, and (ii) Valero is notified in writing of such fact prior to the Identification Deadline, such Corpus East Tank or Corpus West Tank, as applicable, shall be deemed to be part of the Corpus Christi Schedule A Tanks as of the Closing Date and subject to the provisions of this Section 4(a).

(b)	For the following Corpus East Tanks and Corpus West Tanks (the “Corpus Christi Scheduled B Tanks”):
Corpus East Tanks: 177TK350 and 177TK054

Corpus West Tanks: 50TK61, 70TK149 and 72TK111

Schedule A – Page 4

Valero, (i) by and through VRT with respect to the Corpus East Tanks and Corpus West Tanks that are Corpus Christi Scheduled B Tanks, represents and warrants that the Corpus Christi Scheduled B Tanks completed inspection on the date noted in the relevant inspection documentation and that the Corpus Christi Schedule B Tanks are in good working order and (ii) agrees to indemnify, defend and hold harmless each Group Member from any Losses that arise from a breach of such representation and warranty. Valero’s representations and warranties set forth in this Section 4(b) shall expire when the Corpus Christi Scheduled B Tanks are pulled from service for inspection, or the Identification Deadline, whichever comes first.

5.	As it relates to the St. Charles Terminal Assets, the Houston Terminal Assets, the Corpus East Terminal Assets and the Corpus West Terminal Assets:

(a)
The Parties acknowledge that certain Facility Pipelines and Refinery Pipelines (as those terms are defined in the St. Charles Lease, the Houston Lease, Corpus East Lease and Corpus West Lease) may be buried below ground. Valero by and through its Subsidiaries as the property owner or for other logistical or environmental reasons may, in its or their sole discretion, desire to relocate all or portions of those buried Facility Pipelines and Refinery Pipelines above ground. If Valero by and through its Subsidiaries desires to relocate all or portions of any buried Facility Pipelines or Refinery Pipelines above ground, Valero by and through its Subsidiaries shall give the Partnership Group written notice that it desires to raise certain sections of the Facility Pipelines and Refinery Pipelines and the Partnership Group and Valero by and through its Subsidiaries shall work together to set a schedule for such work. The cost of raising the Facility Pipelines and Refinery Pipelines shall be borne exclusively by Valero or its applicable Subsidiary performing the work.

(b)
Partnership Group may also desire that certain of the buried Facility Pipelines be brought above ground. In its sole discretion, Partnership Group may give notice to Valero or its applicable Subsidiary that it intends to raise certain sections of the Facility Pipelines and the Partnership Group and Valero by and through its Subsidiaries shall work together to set a schedule for such work and all such work shall be performed in compliance with the terms of the St. Charles Lease, the Houston Lease, the Corpus East Lease or the Corpus West Lease as applicable. In this case, the cost of raising the Facility Pipelines shall be borne exclusively by the Partnership Group or its applicable Subsidiary performing the work.

(c)
Until such time as the buried Facility Pipelines and Refinery Pipelines are raised above grade, there shall be a rebuttable presumption that any contamination found in connection with such buried Facility Pipelines and Refinery Pipelines occurred prior to the respective Closing Date and the liability for such contamination will remain with Valero and Valero shall indemnify, defend and hold harmless each Group Member from any Losses related

Schedule A – Page 5

to such retained liability. Valero may rebut this presumption by establishing by clear and convincing evidence that the contamination resulted from the Partnership Group operations.

6.
As it relates to the St. Charles Terminal Assets, the Houston Terminal Assets, the Corpus East Terminal Assets and the Corpus West Terminal Assets, Valero, by and through its applicable Subsidiary, operates groundwater monitoring and remedial systems at the St. Charles Refinery, the Houston Refinery, the Corpus East Refinery and the Corpus West Refinery and will retain the liability for contamination existing as of the Closing Date remediated through these systems and the obligation to maintain these existing systems until such time as the relevant Governmental Authority grants closure in writing or the Partnership Group and Valero mutually agree that further operation is not necessary. Valero shall indemnify, defend and hold harmless each Group Member from any Losses related to such retained liability; provided, however, in the event that the Partnership Group has a release to the environment after the Closing Date and this release has a material adverse impact on the existing remedial system or triggers new remedial obligations, the Partnership Group shall reimburse Valero for the additional costs incurred as a result of the post-closure release.

7.
From time to time environmental and safety obligations may arise that the parties had not anticipated. The Partnership Group and Valero agree to cooperate and in good faith to fairly allocate the liabilities and to work cooperatively to minimize the cost of addressing any such environmental and safety obligations.

Schedule A – Page 6

Schedule B

Other Indemnification

None.

Schedule B – Page 1

Schedule C
General and Administrative Services

Administrative Fee

$11,192,500 per year

The Administrative Fee for the remainder of the 2015 fiscal year will be prorated based on the number of days from October 1, 2015 to December 31, 2015.

General and Administrative Services

Ad Valorem Tax Services
Accounting Services, including:

-	Accounting Governance

-	Corporate Accounting

-	Internal and External Reporting

-	Federal income tax services

-	Operations Accounting

-	State and local tax services

-	Transactional tax services
Business Development
Corporate Aviation and Travel Services
Corporate Communications and Public Relations
Corporate Development
Data Processing and Information Technology Services
Engineering and Project Management
Executive Oversight
Financial Accounting and Reporting
Foreign Trade Zone Reporting and Accounting (if applicable)
Governmental Affairs
Group Accounting
Health, Safety & Environmental Services
Human Resources Services
Internal Audit

Schedule C – Page 1

Legal, including:

-	Acquisitions & Divestitures

-	Commercial

-	Corporate

-	Environmental

-	Labor & Employment

-	Litigation support

-	Procurement / General Contracting

-	Regulatory

-	Tariff Maintenance
Office Services, including:

-	Clinic

-	Health Club

-	Mail Center/ Mail Services

-	Office Space including building maintenance

-	Security
Pipeline Control Center services*
Purchasing / Supply Chain Management
Records Management
Real Estate Management
Risk and Claims Management Services
Shareholder and Investor Relations
Treasury & Banking, including:

-	Finance Services

-	Cash Management

-	Credit Services
* When performing operational services with respect to Partnership facilities, personnel working in the Pipeline Control Center shall act at the direction of, and be subject to exclusive supervision by, the General Partner (acting in its capacity as the general partner of, and on behalf of, the Partnership)

Schedule C – Page 2

Schedule D
ROFO Assets

Set forth below is a list of each ROFO Asset and the corresponding ROFO Asset Owner. Please refer to the Registration Statement for a further description of each ROFO Asset.

ROFO Asset	ROFO Asset Owner

Parkway Products Pipeline*	Valero Terminaling and Distribution Company

Hartford Crude Terminal	The Premcor Refining Group Inc.

Fannett Storage Facility	The Premcor Pipeline Co.

* As described in the Registration Statement, the Parkway Products Pipeline is owned by a 50/50 joint venture between Valero Terminaling and Distribution Company and Kinder Morgan. The right of first offer granted in Section 4.1 applies only to Valero Terminaling and Distribution Company’s 50% interest.

Schedule D – Page 1

Schedule E

Certain ROFR Assets

Set forth below is a list of each ROFR Asset and the corresponding ROFR Asset Owner.

ROFR Asset	ROFR Asset Owner

McKee Products System*†	Valero Partners EP, LLC

Memphis truck rack*	Valero Partners Memphis, LLC

Lucas Crude System*	Valero Partners Lucas, LLC

McKee Crude System**	Valero Partners North Texas, LLC

Three Rivers Crude System**	Valero Partners South Texas, LLC

Wynnewood Products System**	Valero Partners Wynnewood, LLC

Houston Terminal Assets***	Valero Partners Houston, LLC

St. Charles Terminal Assets***	Valero Partners Louisiana, LLC

Corpus East Terminal Assets****	Valero Partners Corpus East, LLC

Corpus West Terminal Assets****	Valero Partners Corpus West, LLC

* Please refer to the Registration Statement for a further description of each such ROFR Asset.

** Please refer to the Purchase and Sale Agreement, dated as of July 1, 2014, by and among The Shamrock Pipe Line Corporation, Valero Plains Company LLC, VTDC, Valero Partners North Texas, LLC, Valero Partners South Texas, LLC and OLLC for a further description of the McKee Crude System and the Three Rivers Crude System. The Wynnewood Products System means the assets and operations of Valero Partners Wynnewood, LLC as of the Closing Date with respect to such Purchase and Sale Agreement.

*** The Houston Terminal Assets means the assets and operations of Valero Partners Houston, LLC, and the St. Charles Terminal Assets means the assets and operations of Valero Partners Louisiana, LLC, each as of the Closing Date with respect to the Contribution Agreement, dated as of March 1, 2015, by and among Valero Terminaling and Distribution Company, Valero Refining-New Orleans, L.L.C. and Valero Energy Partners LP.

Schedule E – Page 1

**** The Corpus East Terminal Assets means the assets and operations of Valero Partners Corpus East, LLC, and the Corpus West Terminal Assets means the assets and operations of Valero Partners Corpus West, LLC, each as of the Closing Date with respect to the Transaction Agreement, dated as of October 1, 2015, by and between Valero Terminaling and Distribution Company and Valero Energy Partners LP.

† As described in the Registration Statement, Valero Partners EP, LLC owns a 33⅓% undivided interest in the McKee Products System, and the remainder of the system is owned by NuStar. The right of first refusal granted in Section 5.1 applies only to Valero Partners EP, LLC’s 33⅓% interest.

Schedule E – Page 2

Schedule F

Valero Marks

Depiction	Mark	Goods/Services	Status	Application Number	Reg. Number	Reg. Date	Applicant
	V Valero Energy Partners LP & Design	Storage, distribution, transportation, shipping and delivery of oil, products derived from oil, renewable fuels such as ethanol and bio-diesel, and other hydrocarbon-based products via pipelines, trucks, railcars, and marine vessels (IC 39)	Application – Intent to Use, filing date August 9, 2013	Serial Number 86033483	4594277	8/26/14	Valero Energy Partners GP LLC
VALERO	VALERO (word mark)	Storage, distribution, transportation, shipping and delivery of oil, products derived from oil, renewable fuels such as ethanol and bio-diesel, and other hydrocarbon-based products via pipelines, trucks, railcars, and marine vessels (IC 39)	Application – Use in commerce, filing date August 1, 2013	Serial Number 86026506	4494828	3/11/14	Valero Marketing and Supply Company

Schedule F – Page 1

Depiction	Mark	Goods/Services	Status	Application Number	Reg. Number	Reg. Date	Applicant
	V Valero & Design	Storage, distribution, transportation, shipping and delivery of oil, products derived from oil, renewable fuels such as ethanol and bio-diesel, and other hydrocarbon-based products via pipelines, trucks, railcars, and marine vessels (IC 39)	Application – Use in commerce, filing date August 7, 2013	Serial Number 86031469	4494933	3/11/14	Valero Marketing and Supply Company
	V & Design	Storage, distribution, transportation, shipping and delivery of oil, products derived from oil, renewable fuels such as ethanol and bio-diesel, and other hydrocarbon-based products via pipelines, trucks, railcars, and marine vessels (IC 39)	Application – Use in commerce, filing date August 5, 2013	Serial Number 86028938	4494906	3/11/14	Valero Marketing and Supply Company

Schedule F – Page 2

Schedule G

Prefunded Projects

Install new meters and line balance on Collierville crude pipeline
Install New Tank Mixers on Tanks 78 & 79 at Collierville
Collierville to Memphis P/L Guard Rails
Collierville Pipeline Integration
Lucas Tank Mixer Upgrades
Lucas Terminal Spare Motor
Lucas Install tank overfill protection
Memphis Truck Rack Additive Blending Install
Memphis Truck Rack Upgrade Oil/Water Separator
Memphis SCADA Network Integration
West Memphis Barge Additive Injection System
West Memphis Install Lab Building
West Memphis Install concrete under barge and receipt manifolds
West Memphis Tank Level Integration
Install debris deflector on Shorthorn pipeline at MM5

Schedule G - Page 1

Schedule H

Transaction Agreements and Applicable Terms

1.
Contribution, Conveyance and Assumption Agreement, dated as of December 16, 2013, by and among the General Partner, the Partnership, Valero, OLLC, VTDC, Premcor Pipeline, Premcor Refining and Valero Refining Company-Tennessee, L.L.C.

Closing Date	Identification Deadline	Environmental De Minimis Loss	Environmental Deductible	Right-of-Way Deductible	Other Losses Deductible
December 16, 2013	December 16, 2018	$10,000	$100,000	$200,000	$200,000

2.
Purchase and Sale Agreement, dated as of July 1, 2014, by and among The Shamrock Pipe Line Corporation, Valero Plains Company LLC, VTDC, Valero Partners North Texas, LLC, Valero Partners South Texas, LLC and Valero Partners Operating Co. LLC.

Closing Date	Identification Deadline	Environmental De Minimis Loss	Environmental Deductible	Right-of-Way Deductible	Other Losses Deductible
July 1, 2014	July 1, 2019	$10,000	$100,000	$200,000	$200,000

3.	Contribution Agreement, dated as of March 1, 2015, by and among Valero Terminaling and Distribution Company, Valero Refining-New Orleans, L.L.C. and Valero Energy Partners LP.

Closing Date	Identification Deadline	Environmental De Minimis Loss	Environmental Deductible	Right-of-Way Deductible	Other Losses Deductible
March 1, 2015	March 1, 2020	$10,000	$100,000	$200,000	$200,000

4.	Transaction Agreement, dated as of October 1, 2015, by and between Valero Terminaling and Distribution Company and Valero Energy Partners LP.

Closing Date	Identification Deadline	Environmental De Minimis Loss	Environmental Deductible	Right-of-Way Deductible	Other Losses Deductible
October 1, 2015	October 1, 2020	$10,000	$100,000	$200,000	$200,000

Schedule H – Page 1